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                                                                 EXHIBIT (a)(15)

                     Revised Notice of Guaranteed Delivery
                                      for
                       Tender of Shares of Common Stock
                                      of
                           Howmet International Inc.
                                      to
                             HMI Acquisition Corp.
                         a wholly owned subsidiary of
                                  Alcoa Inc.
                   (Not to be used for signature guarantees)


   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
    CITY TIME, ON WEDNESDAY, JUNE 14, 2000, UNLESS THE OFFER IS EXTENDED.


  This revised Notice of Guaranteed Delivery or the original (yellow) Notice of Guaranteed Delivery previously distributed, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

                   ChaseMellon Shareholder Services, L.L.C.

         BY MAIL:            BY OVERNIGHT COURIER:           BY HAND:
                            ChaseMellon Shareholder   ChaseMellon Shareholder
  ChaseMellon Shareholder      Services, L.L.C.          Services, L.L.C.
     Services, L.L.C.            Mail Drop and       120 Broadway, 13th Floor
       P.O. Box 3301            Reorganization          New York, NY 10271
South Hackensack, NJ 07606        Department           Attn: Reorganization
                              85 Challenger Road            Department
                              Ridgefield Park, NJ
                                     07660

                          BY FACSIMILE TRANSMISSION:
                       (For Eligible Institutions Only)
                                (201) 296-4293

                        CONFIRM FACSIMILE BY TELEPHONE:
                                (201) 295-4860
                            (For Confirmation Only)

  DELIVERY OF THIS REVISED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

  THIS REVISED NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER TO TRANSMITTAL.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to HMI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Alcoa Inc., a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase (as amended and supplemented, the "Offer to Purchase") dated April 18, 2000, as amended and supplemented by Supplement No. 1, dated June 5, 2000, and the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Howmet International Inc., a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.
Number of Shares Tendered: ____________________________________________________
Certificate No(s) (if available):

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[_]Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

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Account No.: __________________________________________________________________

Dated: _________________________________________________________________ , 2000


SIGN HERE
Name(s) of Record Holder(s)

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                                 (please print)

Address(es);

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                                                                     (Zip Code)

Area Code and Telephone No(s):

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Signature(s)

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                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the cetificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the revised Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.


Name of Firm: _________________________________________________________________

Address: ______________________________________________________________________


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                                                                       Zip Code


Area Code and Tel. No. ________________________________________________________


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                            (Authorized Signature)

Title: ________________________________________________________________________

Name: _________________________________________________________________________

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                            (Please type or print)

Date: __________________________________________________________________ , 2000

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.